UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2026 (August 5, 2026)

SUNRISE REALTY TRUST, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-41971	93-3168928
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Okeechobee Blvd., Suite 1650

West Palm Beach, FL, 33401

(Address of principal executive offices, including zip code)

561-530-3315

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SUNS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On August 5, 2026, Sunrise Realty Trust, Inc., a Maryland corporation (the “Company”), Southern Realty Trust Inc., a Maryland corporation (“SRT”), Sunrise Merger Sub, LLC, a Maryland limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), and, solely for the limited purposes set forth in the Merger Agreement (as defined below), Sunrise Manager LLC, a Delaware limited liability company and the external manager of the Company (“SUNS Manager”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Under the terms and subject to the conditions set forth in the Merger Agreement, SRT will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly owned subsidiary of the Company.

The Merger Agreement, Merger and issuance of shares of common stock, $0.01 par value per share, of the Company (the “Company Common Stock”) in connection with the Merger (such issuance, the “Stock Issuance”) were unanimously approved by a special committee (the “Special Committee”) of the Company’s board of directors (the “Board”) consisting solely of independent and disinterested directors.

The Board has, on the unanimous recommendation of the Special Committee, unanimously (i) determined that the Merger Agreement, the Stock Issuance, the Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of the Company, (ii) authorized and approved the Merger Agreement, the Stock Issuance, the Merger and the other transactions contemplated by the Merger Agreement, (iii) directed that the Stock Issuance be submitted for consideration at the SUNS Stockholders Meeting (as defined below) and (iv) subject to the terms and conditions of the Merger Agreement, resolved to recommend the approval of the Stock Issuance by the holders of Company Common Stock (such holders, the “SUNS Stockholders”).

The Company and SRT intend, for U.S. federal income tax purposes, that (i) the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and (ii) the Merger Agreement constitutes a “plan of reorganization” within the meaning of Sections 354 and 361 of the Code.

As discussed below, the closing of the Merger (the “Closing”) is subject to a number of conditions, including (i) the approval of the Stock Issuance by the affirmative vote of the holders of a majority of the votes cast by holders of the Company Common Stock entitled to vote (such approval, the “SUNS Stockholder Approval”) at a meeting of the SUNS Stockholders (such meeting, the “SUNS Stockholders Meeting”) at which a quorum is present and (ii) the approval of the Merger by the holders of a majority of the outstanding shares of common stock, par value $0.01 per share, of SRT (the “SRT Common Stock”) entitled to vote (such approval, the “SRT Stockholder Approval”). Subject to the satisfaction or waiver of the closing conditions in the Merger Agreement, the Company expects to complete the Merger in the fourth quarter of 2026.

Merger Consideration. Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of SRT Common Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares and Rollover Restricted Shares (each as defined in the Merger Agreement)) will be automatically converted into the right to receive the following (collectively, the “Merger Consideration”):

●	from the Company, 1.45 (the “Exchange Ratio”) shares of Company Common Stock; and

●	from SUNS Manager, an amount in cash per share equal to $0.05 (the “Per Share Additional SUNS Manager Consideration”).

Any fractional shares of Company Common Stock that would otherwise have been received as a result of the Merger will be rounded up to the nearest whole share of Company Common Stock.

Treatment of Outstanding SRT Equity Awards. In accordance with the Merger Agreement, each outstanding share of unvested SRT restricted stock issued under the SRT 2024 Equity Incentive Plan (the “SRT Equity Plan”), held by individuals who will continue as service providers of SUNS and/or its subsidiaries following the Effective Time will (i) as of the Effective Time, be converted into a number of restricted shares of Company Common Stock equal to the Exchange Ratio (the “Restricted Share Conversion Shares”) and (ii) receive the Per Share Additional SUNS Manager Consideration (the “Restricted Cash Payment”). The new Restricted Share Conversion Shares and Restricted Cash Payment shall, in each case, continue on the same vesting terms and conditions as the original unvested restricted shares of SRT and the terms and conditions of the Sunrise Realty Trust, Inc. Stock Incentive Plan, pursuant to the terms of the Merger Agreement. In accordance with the Merger Agreement, each outstanding share of unvested SRT restricted stock issued under the SRT Equity Plan held by individuals who will not continue as service providers of SUNS and/or its subsidiaries following the Effective Time will vest in full immediately prior to the Effective Time and, as of the Effective Time, shall be treated as issued and outstanding shares of SRT Common Stock and shall be converted into the right to receive the Merger Consideration.

Closing Conditions. The obligation of each party to consummate the Merger is subject to a number of conditions, including, among others, (i) receipt of the SUNS Stockholder Approval, (ii) receipt of the SRT Stockholder Approval, (iii) the Lock-Up Agreement (as defined below), shall be in full force and effect, (iv) the termination of the management agreement between SRT and its manager, including the manager’s waiver of the termination fee otherwise payable in connection with such termination or the Merger, (v) the amendment and restatement of the Company’s management agreement, as further described below, (vi) the respective representations and warranties of the parties being true and correct, subject to the materiality standards contained in the Merger Agreement, (vii) each party’s compliance in all material respects with their respective covenants and agreements set forth in the Merger Agreement, (viii) the absence of a material adverse effect with respect to either the Company or SRT, (ix) the receipt by each party of (A) an opinion from the other party’s legal counsel that such other party has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, commencing with the taxable year ended December 31, 2024, and (B) a tax opinion from such party’s own legal counsel that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (x) the delivery of certain certificates.

Representations, Warranties and Covenants. Each of the parties to the Merger Agreement has made certain customary representations, warranties and covenants. Among other things, the Merger Agreement provides that each of the Company and SRT will, until the Effective Time and subject to certain exceptions, conduct its businesses in all material respects in the ordinary course and use commercially reasonable efforts to preserve intact its current business organization and preserve key business relationships and maintain its status as a REIT. Each of the Company and SRT is subject to restrictions as specified in the Merger Agreement on certain actions each company may take prior to the Effective Time, including, among other things, actions not in the ordinary course of business related to amending organizational documents, issuing or repurchasing capital stock, engaging in certain business transactions and incurring indebtedness.

Go-Shop and No-Shop; Non-Solicitation. From the date of signing until 12:01 a.m., Eastern Time, on September 5, 2026 (the “Go-Shop Period”), SRT, its subsidiaries and their respective representatives may, directly or indirectly: (a) solicit, initiate, encourage or facilitate alternative acquisition proposals; (b) furnish or otherwise provide access of non-public information to any third party in connection with an alternative acquisition proposal; and (c) participate in or facilitate discussions or negotiations with any third party with respect to such proposal.

The Merger Agreement also contains a “no-shop” provision which prohibits the Company, from the date of signing of the Merger Agreement, on the one hand, and SRT and its subsidiaries, from and after September 5, 2026 and until the earlier of the Effective Time or termination of the Merger Agreement, on the other hand, from soliciting alternative acquisition proposals from third parties and engaging in discussions or negotiations with third parties regarding alternative acquisition proposals. The “no-shop” provisions are subject to certain exceptions as more fully described in the Merger Agreement, including the ability of SRT to engage in the foregoing “go-shop” activities under certain circumstances in the event that it receives a bona fide, unsolicited competing acquisition proposal.

Change of Recommendation; Termination Rights; Termination Payment. At any time prior to obtaining the SUNS Stockholder Approval, under certain circumstances specified in the Merger Agreement, the Board may change its recommendation to the SUNS Stockholders to vote in favor of the Stock Issuance if the Board determines in good faith after consulting with its legal and financial advisors that the failure to do so would be inconsistent with its legal duties under applicable law, provided that the Company complies with the procedures set forth in the Merger Agreement.

The Merger Agreement contains certain termination rights for the Company and SRT. Either the Company or SRT may terminate the Merger Agreement: (i) by mutual written consent, (ii) if the Merger has not been completed on or before March 5, 2027, (iii) if a governmental authority restrains or otherwise prohibits the Merger, (iv) upon failure to obtain either the SUNS Stockholder Approval or the SRT Stockholder Approval or (v) due to uncured breaches by the other party of the Merger Agreement. In the event of a termination of the Merger Agreement under certain circumstances by SRT or the Company, the other party would be required to pay the other party a termination payment. The Merger Agreement provides for a termination payment of $2,250,000 payable by SRT (reduced to $1,500,000 in connection with a termination during the Go-Shop Period) and a termination payment of $3,000,000 payable by the Company, in each case in specified circumstances.

Company Board of Directors. Pursuant to the Merger Agreement, the Company has agreed to take all necessary corporate action to elect to the Board, as of the Effective Time, one of SRT’s independent directors designated by SRT, to serve until the 2027 annual stockholders meeting of the Company, which such designee must be reasonably satisfactory to the Board.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms and conditions. It is not intended to provide any other factual information about the Company, SRT, Merger Sub or SUNS Manager. In particular, the assertions embodied in the representations and warranties in the Merger Agreement were made only for purposes of the Merger Agreement and as of a specified date, are solely for the benefit of the parties to the Merger Agreement, are modified or qualified by information in confidential disclosure letters provided by each party to the other in connection with the signing of the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about the Company, SRT, Merger Sub or SUNS Manager at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (the “SEC”). Investors and security holders are not third-party beneficiaries to the representations and warranties contained in the Merger Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries, affiliates or assets.

Amended and Restated Management Agreement

Under the terms of the Merger Agreement, the Company and SUNS Manager have agreed to enter into an Amended and Restated Management Agreement (the “A&R Management Agreement”), effective upon the Closing. Upon its effectiveness, the A&R Management Agreement would supersede and replace the existing Management Agreement by and between the Company and SUNS Manager, dated February 22, 2024 (the “Existing Management Agreement”). The Existing Management Agreement will remain in full force and effect until the Closing in accordance with the Merger Agreement. The effectiveness of the A&R Management Agreement is subject to and conditioned upon the Closing in accordance with the Merger Agreement, and in the event that the Merger Agreement is terminated, the Existing Management Agreement will continue in full force and effect.

The A&R Management Agreement would include the following terms and provisions:

●	reduces the incentive compensation hurdle rate from 2.0% per fiscal quarter and 8.0% per fiscal year under the Existing Management Agreement to 1.75% per fiscal quarter and 7.0% per fiscal year, respectively;

●	reduces SUNS Manager’s incentive compensation from 20% to 17.5% of applicable Core Earnings (as defined therein) and revises the related catch-up threshold from 166 2/3% to 153.85% of the hurdle amount;

●	removes Section 15 (internalization of the SUNS Manager);

●	provides for an initial term of one year from the effective date of the A&R Management Agreement, after which the A&R Management Agreement will renew automatically for successive one-year periods unless earlier terminated or not renewed in accordance with its terms; and

●	provides for a temporary reduction in the base management fee of $250,000 per quarter for each of the first four quarters following the effective date of the A&R Management Agreement, beginning with the first full fiscal quarter thereafter.

Voting Agreements

In connection with the signing of the Merger Agreement, on August 5, 2026, the Company, Merger Sub and SRT entered into separate Voting Agreements (the “Voting Agreements”) with (i) certain SUNS Stockholders, including Leonard Tannenbaum, the Company’s Executive Chairman, and certain of his affiliates, who collectively own approximately 28% of the issued and outstanding Company Common Stock (the “SUNS Stockholders Voting Agreement”) and (ii) certain SRT stockholders, including, among others, Mr. Tannenbaum, the SRT Executive Chairman, and certain of his affiliates listed therein and Brian Sedrish, SRT’s Chief Executive Officer, who collectively own approximately 32% of the issued and outstanding SRT Common Stock (the “SRT Stockholders Voting Agreement”).

Pursuant to the SUNS Stockholders Voting Agreement, the SUNS Stockholders party thereto agreed, among other things, to vote their shares of Company Common Stock (i) in favor of the Stock Issuance and any other actions necessary for the consummation of the Merger and the other transactions contemplated by the Merger Agreement, including any proposal to adjourn the SUNS Stockholders Meeting to a later date if there are not sufficient votes to obtain the SUNS Stockholder Approval, and (ii) against any acquisition proposal and any other action that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or the SUNS Stockholders Voting Agreement.

Pursuant to the SRT Stockholders Voting Agreement, the SRT stockholders party thereto agreed, among other things, to vote their shares of SRT Common Stock (i) in favor of the Merger and any other actions necessary for the consummation of the Merger and the other transactions contemplated by the Merger Agreement, including any proposal to adjourn the SRT stockholder meeting to a later date if there are not sufficient votes to obtain the SRT Stockholder Approval, and (ii) against any acquisition proposal and any other action that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or the SRT Stockholders Voting Agreement.

Each Voting Agreement will terminate upon the earlier to occur of (i) the Closing, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the completion of the applicable stockholders meeting and the inspectors’ certification of the voting results, (iv) the applicable board or a committee thereof having effected an adverse recommendation change pursuant to the Merger Agreement or (v) with respect to any stockholder, the mutual written agreement of such stockholder, the Company, and SRT.

The foregoing description of the Voting Agreements does not purport to be complete and, to the extent applicable, is qualified in its entirety by reference to the full text of the SUNS Stockholders Voting Agreement and SRT Stockholders Voting Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Lock-Up Agreement

In connection with the signing of the Merger Agreement, on August 5, 2026, the Company, Merger Sub, SRT and certain SRT stockholders listed therein, including, among others, Mr. Tannenbaum and certain of his affiliates and Mr. Sedrish, who collectively own approximately 32% of the issued and outstanding SRT Common Stock, entered into a Lock-Up Agreement (the “Lock-Up Agreement”) pursuant to which such SRT stockholders, for a period of 120 days after the date of the Closing, agreed not to sell or transfer any Company Common Stock issued to such SRT stockholders in connection with the Merger.

The foregoing description of the Lock-Up Agreement does not purport to be complete and, to the extent applicable, is qualified in its entirety by reference to the full text of the Lock-Up Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the Company Common Stock pursuant to the Merger Agreement as Merger Consideration is incorporated by reference in this Item 3.02. The Company Common Stock to be issued pursuant to the Merger Agreement will be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(a)(2) of the Securities Act.

Item 7.01	Regulation FD Disclosure.

On August 6, 2026, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is furnished hereto as Exhibit 99.1. The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of August 5, 2026, by and among Sunrise Realty Trust, Inc., Southern Realty Trust Inc., Sunrise Merger Sub, LLC, and, solely for the limited purposes set forth therein, Sunrise Manager LLC*
10.1	Voting Agreement, dated as of August 5, 2026, by and among Sunrise Realty Trust, Inc., Southern Realty Trust Inc., Sunrise Merger Sub, LLC, and the Sunrise Realty Trust, Inc. stockholders party thereto.+
10.2	Voting Agreement, dated as of August 5, 2026, by and among Sunrise Realty Trust, Inc., Southern Realty Trust Inc., Sunrise Merger Sub, LLC, and the Southern Realty Trust Inc. stockholders party thereto.+
10.3	Lock-Up Agreement, dated as of August 5, 2026, by and among Sunrise Realty Trust, Inc., Southern Realty Trust Inc., Sunrise Merger Sub, LLC and the Southern Realty Trust Inc. stockholders party thereto.+
99.1	Press Release issued by Sunrise Realty Trust, Inc. on August 6, 2026, announcing entry into the Merger Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules have been omitted. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.
+	Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

Important Additional Information and Where to Find It

This Current Report on Form 8-K relates to the proposed Merger. In connection with the proposed Merger, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC and send to its stockholders in connection with the proposed Merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed by the Company with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at ir.sunriserealtytrust.com/, or by contacting the Company’s Investor Relations Department.

Participants in the Solicitation

The Company and its directors and certain of its executive officers may be considered participants in the solicitation of proxies with respect to the proposed transactions under the rules of the SEC. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on March 12, 2026, its proxy statement for its 2026 annual meeting of stockholders, which was filed with the SEC on April 15, 2026 and other filings filed with the SEC. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available.

No Offer or Solicitation

This communication and the information contained herein shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This communication may be deemed to be solicitation material in respect of the proposed Merger.

Forward-Looking Statements

This communication contains certain “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with the safe harbor provisions. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “should,” “may,” “projects,” “could,” “estimates” or variations of such words and other similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature, but not all forward-looking statements include such identifying words. Forward-looking statements regarding SRT and the Company include, but are not limited to, statements related to the proposed Merger, including the anticipated timing, benefits and financial and operational impact thereof; other statements of management’s belief, intentions or goals; and other statements that are not historical facts. These forward-looking statements are based on each of the companies’ current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: SRT’s and the Company’s ability to complete the proposed Merger on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary stockholder approvals from the SUNS Stockholders and SRT’s stockholders and satisfaction of other closing conditions to consummate the proposed Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; risks related to diverting the attention of SRT and Company management from ongoing business operations; failure to realize the expected benefits of the proposed Merger; significant transaction costs and/or unknown or inestimable liabilities; the risk of stockholder litigation in connection with the proposed Merger, including resulting expense or delay; the risk that SRT’s and the Company’s respective businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; effects relating to the announcement of the proposed Merger or any further announcements or the consummation of the proposed Merger on the market price of the Company’s common stock; the availability of suitable investment or disposition opportunities; changes in interest rates, interest rate spreads, the yield curve and prepayment rates; the availability and terms of financing; general economic conditions; market conditions; inflationary pressures on the capital markets and the general economy; legislative and regulatory changes that could adversely affect the businesses of SRT and the Company; and other risks and uncertainties affecting SRT and the Company, including those described from time to time under the caption “Risk Factors” and elsewhere in the Company’s SEC filings and reports, including the Company’s annual report on Form 10-K for the year ended December 31, 2025 and other filings and reports by the Company. Moreover, other risks and uncertainties of which SRT or the Company are not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by SRT or the Company on their respective websites or otherwise. Neither SRT nor the Company undertakes any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE REALTY TRUST, INC.

By:	/s/ Brandon Hetzel
Brandon Hetzel
Chief Financial Officer and Treasurer

Date: August 6, 2026